EXHIBIT 16 TO FORM 8-K



          September 19, 1995



          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, DC  20549

          Gentlemen:

          We have read Item 4 of Form 8-K dated September 19, 1995, of
          Balcor Current Income Fund-85 and are in agreement with the statements contained in the second and third paragraphs of Item 4, and with the statement contained in the first paragraph that we were dissmissed as auditors of the Partnership. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                         /s/Ernst & Young LLP